As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0812695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8444 Westpark Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

AIRO Group Holdings, Inc. 2025 Equity Incentive Plan

(Full titles of the plans)

Captain Joseph D. Burns

Chief Executive Officer

AIRO Group Holdings, Inc.

8444 Westpark Drive

McLean, Virginia 22102

(505) 338-2434

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas

Courtney M.W. Tygesson

Alaina DeBona

Cooley LLP

110 North Wacker Drive

Suite 4200

Chicago, IL 60606

Tel: (312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 941,292 shares of the common stock, par value $0.000001 per share (“Common Stock”), of AIRO Group Holdings, Inc. (the “Registrant”) that may be issued and sold under the AIRO Group Holdings, Inc. 2025 Equity Incentive Plan, (“2025 EIP”).

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statement on Form S-8 relating to the 2025 EIP filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 17, 2025 (File No. 333-288096).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

●	The contents of the earlier registration statement on Form S-8 relating to the 2025 EIP, previously filed with the Commission on June 17, 2025 (File No. 333-288096);
●	our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Commission on March 31, 2026 (File No. 001-42600) (our “Annual Report”); and
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on April 15, 2025 (File No. 001-42600), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report for the year ended December 31, 2025, which was filed with the Commission on March 31, 2026.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42600), filed with the Commission on June 16, 2025).

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-285149), filed with the Commission on April 10, 2025).

4.3	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-285149), filed with the Commission on April 10, 2025).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	The Registrant’s 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-285149), filed with the Commission on April 10, 2025).

99.2	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Registrant’s 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-285149), filed with the Commission on April 10, 2025).

99.3	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Registrant’s 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-285149), filed with the Commission on April 10, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on March 31, 2026.

AIRO GROUP HOLDINGS, INC.

By:	/s/ Captain Joseph D. Burns
Captain Joseph D. Burns
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Captain Joseph D. Burns and Mariya Pylypiv and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Captain Joseph D. Burns	Chief Executive Officer and Director	March 31, 2026
Captain Joseph D. Burns	(Principal Executive Officer)

/s/ Dr. Mariya Pylypiv	Chief Financial Officer	March 31, 2026
Dr. Mariya Pylypiv	(Principal Financial and Accounting Officer)

/s/ John Uczekaj	President, Chief Operating Officer and Director	March 31, 2026
John Uczekaj

/s/ Dr. Chirinjeev Kathuria	Executive Chairman and Director	March 31, 2026
Dr. Chirinjeev Kathuria

/s/ John Belcher	Director	March 31, 2026
John Belcher

/s/ Elizabeth Ng	Director	March 31, 2026
Elizabeth Ng

/s/ Edvard Per Erik Svehag	Director	March 31, 2026
Edvard Per Erik Svehag

/s/ Brian Nelson	Director	March 31, 2026
Brian Nelson

/s/ Gregory Winfree	Director	March 31, 2026
Gregory Winfree

/s/ Sherrie McCandless	Director	March 31, 2026
Sherrie McCandless